FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing ***Articles of Amendment*** to amend the articles of incorporation of a ***Florida Profit Corporation*** pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

- The original incorporators cannot be amended.
- If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division's website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.
- If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.
- If amending/adding officers/directors, list titles and addresses for each officer/director.
- If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

**If a section is not being amended, enter N/A or Not Applicable.**
**The document must be typed or printed and must be legible.**

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

| | |
|---|---|
| **Filing Fee** | **$35.00** (Includes a letter of acknowledgment) |
| **Certified Copy (optional)** | **$8.75** |
| **Certificate of Status (optional)** | **$8.75** |

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

For further information you may call the Amendment Section at (850) 245-6050

CR2E011 (1/20)

**COVER LETTER**

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** THE GREATER CANNABIS COMPANY, INC.

**DOCUMENT NUMBER:** P17000004537

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Porfirio Sanchez Talavera
Name of Contact Person

Firm/ Company

200 South Biscayne Blvd Fl 20
Address

Miami, FL 33131
City/ State and Zip Code

jpstb@me.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Kyle Denos at (801) 816-2536
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- [x] $35 Filing Fee
- [ ] $43.75 Filing Fee & Certificate of Status
- [ ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- [ ] $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

**ARTICLES OF AMENDMENT**

**TO THE**

**ARTICLES OF INCORPORATION**

**OF**

**THE GREATER CANNABIS COMPANY, INC.**

Pursuant to Section 607.1006, Florida Statutes, the undersigned officer of The Greater Cannabis Company, Inc., a Florida corporation (the "Corporation"), hereby certifies that the following amendments to the Articles of Incorporation were duly approved by the Board of Directors and the holders of a majority of the Corporation's voting power by written consent on July 29, 2026, in accordance with the Florida Business Corporation Act:

**FIRST:** The Articles of Incorporation of the Corporation were originally filed with the Florida Department of State on January 13, 2017, and have been amended from time to time. These Articles of Amendment shall become effective upon filing with the Florida Department of State, unless a delayed effective date is specified herein.

**SECOND:** ARTICLE I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

The name of the Corporation is Trafalgar International, Inc.

**THIRD:** ARTICLE 5 (Corporate Capitalization) of the Articles of Incorporation is hereby further amended by adding the following provision:

Effective upon the effectiveness of these Articles of Amendment, each five (5) issued and outstanding shares of Common Stock shall automatically be combined into one (1) issued and outstanding share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Any shareholder who would otherwise be entitled to receive a fractional share shall instead receive one whole share. The Reverse Stock Split shall apply only to the Corporation's Common Stock and shall not change the number of authorized shares of Common Stock or Preferred Stock, or the outstanding shares, rights, preferences or voting powers of any series of Preferred Stock.

**FOURTH:** Except as expressly amended hereby, the Articles of Incorporation shall remain in full force and effect.

**IN WITNESS WHEREOF**, the Corporation has caused these Articles of Amendment to be executed by its Chief Executive Officer this 29th day of July, 2026.

__________________________

Porfirio Sánchez-Talavera
Chief Executive Officer